KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Reinstates Quarterly Cash Dividend Reflecting Strong Financial Position

KINGSTON, N.Y.— July 22, 2025-- Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced that its Board of Directors has declared a quarterly cash dividend on its common stock for the first time since the third quarter of 2022.

The Company will pay a dividend of $0.05 per share of its common stock, payable on August 26, 2025, to stockholders of record at the close of business on August 11, 2025. Moving forward, Kingstone expects to continue to pay a quarterly dividend to its stockholders.

Meryl Golden, Chief Executive Officer at Kingstone, stated, "We are delighted to announce the reinstatement of quarterly dividends on Kingstone's common stock. The Company has been delivering exceptional financial performance driven by strong underwriting results and generating significant cashflows from operations consistently over the last two years. While we suspended our dividend program in November 2022 as a requirement of our debt refinancing, we laid out a thoughtful plan to restore Kingstone to solid financial footing. We meticulously executed on our plan, paid off the debt ahead of its maturity, and have now positioned Kingstone in its strongest financial position since 2021. Our improved performance, along with our healthy balance sheet, gives us confidence in restoring the dividend at this time. We are committed to enhancing stockholder value through responsible capital stewardship and advancing our growth initiatives."

About Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2024 was the 12th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements
Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

The risks and uncertainties include, without limitation, the following:

- *the risk of significant losses from catastrophes and severe weather events;*
- *risks related to the lack of a financial strength rating from A.M. Best;*
- *risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;*
- *adverse capital, credit and financial market conditions;*
- *risks related to volatility in net investment income;*
- *the unavailability of reinsurance at current levels and prices;*
- *the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;*
- *the credit risk of our reinsurers;*
- *the inability to maintain the requisite amount of risk-based capital needed to grow our business;*
- *the effects of climate change on the frequency or severity of weather events and wildfires;*
- *risks related to the limited market area of our business;*
- *risks related to a concentration of business in a limited number of producers;*
- *legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;*
- *the effects of competition in our market areas;*
- *our reliance on certain key personnel;*
- *risks related to security breaches or other attacks involving our computer systems or those of our vendors; and*
- *our reliance on information technology and information systems.*

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@theequitygroup.com